Exhibit 4.12
EXECUTION COPY
AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
          Amendment No. 11 (this “Amendment”), dated as of October 9, 2009, among Terra Capital, Inc., a Delaware corporation (“Terra Capital”) and Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), a Mississippi corporation (“TMH”) (Terra Capital and TMH each a “Borrower” and, collectively, the “Borrowers”), Terra Industries Inc., a Maryland corporation (“Terra Industries”), Terra Capital Holdings, Inc., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Amended and Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
WITNESSETH:
          WHEREAS, Terra Capital has informed the Administrative Agent of its intention to issue certain senior unsecured notes in an aggregate principal amount of approximately $600,000,000 (the “Senior Unsecured Notes (2009)”), the proceeds of which, together with cash on hand, will be used by Terra Capital and Terra Industries to pay a special dividend to the shareholders of Terra Industries (the “Special Dividend (2009)”), to purchase, redeem, defease or otherwise satisfy all of the existing Senior Unsecured Notes (2007) and discharge all of its obligations thereunder (the “Redemption”) and/or other general corporate purposes;
          WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed, subject to the terms and conditions below, to certain amendments to the Credit Agreement to permit the Senior Unsecured Notes (2009), the Special Dividend (2009), the Redemption and certain other amendments as more specifically set forth below.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.
          2. Amendments. Upon the occurrence of the Eleventh Amendment Effective Date (as defined in Section 3), the Credit Agreement is hereby amended as follows:
               (a) Section 1.1 (Defined Terms) is hereby amended by amending and restating in their entirety the following definitions:
               “Applicable Margin” means (a) during the period commencing on the Amendment No. 11 Effective Date and ending on the first Business Day six months thereafter, with respect to Loans maintained as (A) Base Rate Loans, a rate equal to 2.00% per annum and (B) Eurodollar Rate Loans, a rate equal to 3.00% per annum and (b) thereafter as of any date of determination, a per annum rate equal to the rate set forth below under the applicable type of Loan and next to the average daily Available Credit for the most recent fiscal month preceding such date of determination for which the Borrowers have delivered a Borrowing Base Certificate pursuant to Section 6.11 set forth below:

	Applicable Margin for	Applicable Margin for
Average Available Credit	Base Rate Loans	Eurodollar Rate Loans
Greater than or equal to $50,000,000	1.50%	2.50%
Greater than $25,000,000 but less than $50,000,000	1.75%	2.75%
Less than or equal to $25,000,000	2.00%	3.00%
Subsequent changes in the Applicable Margin resulting from a change in the Available Credit shall become effective as to all Revolving Loans on the first day of the calendar month after the date of delivery of a Borrowing Base Certificate (including notice of any change (or no change) in the Applicable Margin) by the Borrowers to the Administrative Agent. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Available Credit), if the Borrowers shall fail to deliver such Borrowing Base Certificate by the applicable date specified in Section 6.11, the Applicable Margin from and including such date, to but not including the date the Borrowers deliver to the Administrative Agent such Borrowing Base Certificate, shall equal the highest Applicable Margin set forth above.
               “Indentures” means (a) the Senior Note (2003) Indenture, (b) the Senior Note (2005) Indenture, (c) the Senior Second Lien Note Indenture, (d) the Senior Secured Note Indenture, (e) the Senior Unsecured Note (2007) Indenture and (f) the Senior Unsecured Note (2009) Indenture.
               “Terra Investment Fund LLC 2” means Terra Investment Fund II LLC, an Oklahoma limited liability company.
               (c) Section 1.1 (Defined Terms) is hereby amended by inserting among the existing defined terms therein in alphabetical order the following defined terms:
               “Amendment No. 11 Effective Date” means October 9, 2009.
               “Senior Unsecured Note (2009) Indenture” means the indenture, dated on or about the Amendment No. 11 Effective Date, between Terra Capital and the Senior Unsecured Note (2009) Trustee.
               “Senior Unsecured Notes (2009)” means the senior unsecured notes issued or to be issued by Terra Capital in an amount not to exceed $600,000,000 pursuant to the Senior Unsecured Note (2009) Indenture.

               “Senior Unsecured Note (2009) Trustee” means the trustee, together with its successors and assigns in such capacity, appointed in accordance with the provisions of the Senior Unsecured Note (2009) Indenture to act for the benefit of the holders of the Senior Unsecured Notes (2009).
               “Special Dividend (2009)” means a special cash dividend paid on the common Stock of Terra Industries to the holders thereof in an aggregate amount not to exceed $750,000,000.
               (d) Section 2.12(a) (Unused Commitment Fee) is hereby amended by replacing the words “0.50% per annum” with “0.75% per annum”.
               (e) Section 5.2 (Capital Expenditures and Joint Venture Investments) is hereby deleted in its entirety and the following is inserted in lieu thereof:
               Section 5.2 Capital Expenditures and Joint Venture Investments. Terra Industries will not permit Capital Expenditures (excluding any Capital Expenditures financed by insurance proceeds to the extent permitted hereunder) to be made or incurred (i) with respect to the Woodward Upgrade, in excess of $255,000,000, in the aggregate and (ii) otherwise, in addition to the Capital Expenditures pursuant to clause (i) during each period set forth below and, together with the cash Investments in joint ventures made during such period pursuant to Section 8.3(l) only (and not any other provisions of Section 8.3), in aggregate to be in excess of the maximum amount set forth below, for such period:

Fiscal Year	Maximum Amount
Fiscal Year ended December 31, 2007 and each Fiscal Year thereafter	$90,000,000
               (f) Section 6.11(a) (Borrowing Base Determination) is hereby amended by inserting the phrase “(including notice of any change (or no change) in the Applicable Margin)” following the first appearance of the phrase “Borrowing Base Certificate”.
               (g) Section 6.11(a)(2) (Borrowing Base Determination) is hereby amended by replacing the phrase “clause (A)” therein with the phrase “clause (1)”.
               (h) Section 8.1(l) (Indebtedness) is hereby amended by replacing the word “and” before sub-clause (ii) thereof with a “,” and inserting the following new sub-clause at the end of sub-clause (ii):
               and (iii) Indebtedness in respect of the Senior Unsecured Notes (2009); provided, however, that such Indebtedness pursuant to this clause (iii) shall (x) be incurred no later than December 31, 2009 and (y) not exceed $600,000,000 at any time.
               (i) Section 8.3 (Investments) is hereby amended by deleting the word “and” at the end of sub-clause (o), deleting “.” at the end of sub-clause “(p)” and inserting in lieu thereof “; and” and inserting thereafter the following new sub-clause (q):

               (q) Investments in joint ventures of Terra Capital and its Subsidiaries in an aggregate amount not to exceed $320,000,000; provided, however, that such Investments shall not be permitted (x) unless Terra Capital has received the proceeds of the Senior Unsecured Notes (2009) in an aggregate amount not less than $600,000,000 (less any issuance discount and customary fees and expenses incurred in connection therewith) or (y) if any Default or Event of Default exists immediately prior to or after giving effect to such Investments.
               (j) Section 8.4(f) (Asset Sales) is hereby amended by amending and restating sub-clause (ii) in its entirety as follows:
               or (ii) to the extent constituting Investments permitted under Section 8.3(o) or (q); and
               (k) Section 8.5 (Restricted Payments) is hereby amended by deleting the word “and” at the end of sub-clause (g), deleting “.” at the end of sub-clause “(h)” and inserting in lieu thereof “; and” and inserting thereafter the following new sub-clause (i):
               (i) the Special Dividend (2009); provided, however, that the Special Dividend (2009) shall not be permitted (x) unless Terra Capital has received the proceeds of the Senior Unsecured Notes (2009) in an aggregate amount not less than $600,000,000 (less any issuance discount and customary fees and expenses incurred in connection therewith) or (y) if a Default or Event of Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.
               (l) Section 8.12 (Long-Term Indebtedness) is hereby amended by deleting the word “and” before sub-clause (3) thereof and inserting the following as a new subclause (4) and the end of sub-clause (3):
               , and (4) the purchase, redemption, repayment, defeasance or other satisfaction of the Senior Unsecured Notes (2007)
          3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Eleventh Amendment Effective Date”) when the following conditions precedent have been satisfied:
               (a) Certain Documents. The Administrative Agent shall have received on or before the Eleventh Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
                    (i) this Amendment, executed by the Borrowers, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Requisite Lenders; and
                    (ii) Amendment No. 3 to the TNLP Credit Agreement, executed by TNLP, TNCLP, Citicorp USA, Inc., as administrative agent and the Requisite Lenders (as defined in the TNLP Credit Agreement) and which shall have become effective concurrently with this Amendment; and
                    (iii) such additional documentation as the Administrative Agent or the Lenders may reasonably require.
               (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Eleventh Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
               (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Eleventh Amendment Effective Date.
               (d) Fees and Expenses Paid. The Borrowers shall have paid to the Administrative Agent all fees, costs, and expenses payable pursuant to this Amendment and the other Loan Documents, including those payable in accordance with Section 11.3 of the Credit Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment to the extent invoiced to the Borrowers.
          4. Representations and Warranties. On and as of the date hereof, and as of the Eleventh Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:
               (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
               (b) No Default or Event of Default has occurred and is continuing.
          5. Continuing Effect; No other Amendments. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.
          6. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
          7. Fees. As consideration for a Lender consenting to this Amendment, the Borrowers agree to pay to the Administrative Agent, for the account of such Lender, a fee equal to 0.375% of the sum of such Lender’s Revolving Credit Commitment currently in effect provided that the Administrative Agent shall have received (by facsimile or otherwise) this Amendment executed from such Lender by 12:00 p.m. (New York time) on October 2, 2009 or such later date as the Administrative Agent and the Borrowers may agree.
          8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          9. Governing Law; Counterparts; Miscellaneous.
               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
               (d) From and after the Eleventh Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[signature pages follow]

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 11 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Eleventh Amendment Effective Date.

Borrowers Terra Capital, Inc.
By:
Name:
Title:

Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation)
By:
Name:
Title:

Guarantors Terra Industries Inc.
By:
Name:
Title:

Terra Capital Holdings Inc.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Administrative Agent Citicorp USA, Inc.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Lenders Citibank, N.A.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Wells Fargo Foothill, LLC
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

LaSalle Bank National Association
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Congress Financial Corp.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

General Electric Capital Corporation
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

National City Business Credit, Inc.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

State of California Public Employees’ Retirement System
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

CONSENT OF GUARANTORS
Dated as of October 9, 2009
          Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORP.
(F/K/A MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC.
(F/K/A MISSISSIPPI NITROGEN, INC.)
TERRA HOUSTON AMMONIA, INC.
(F/K/A MISSISSIPPI CHEMICAL MANAGEMENT COMPANY)
TERRA NITROGEN GP HOLDINGS INC.
TERRA INVESTMENT FUND LLC
TERRA INVESTMENT FUND II LLC
TERRA ENVIRONMENTAL TECHNOLOGIES INC.
TERRA GLOBAL HOLDING COMPANY

By:
Name:
Title:

TERRA (U.K.) HOLDINGS INC.
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 11 TO THE AMENDED AND RESTATED CREDIT AGREEMENT